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                                                                  EXHIBIT (n)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-6 (Registration Nos. 333-105246 and 811-09359) of our report dated April 29, 2005 relating to the financial statements and financial highlights of USL Separate Account USL VL-R and our report dated April 29, 2005 relating to the financial statements of The United States Life Insurance Company in the City of New York, which appear in such Registration Statement. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP


Houston, Texas
April 29, 2005